Exhibit 99.5

 Photronics, Inc.  Q3 2018 Financial Results Conference CallAugust 22, 2018

 Safe Harbor Statement  2  This presentation and some of our comments may contain projections or other forward-looking statements regarding future events, our future financial performance, and/or the future performance of the industry. These statements are predictions, and contain risks and uncertainties. Actual events or results may differ materially from those presented. These statements include words like “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “may”, “should”, “plan”, “project” or the negative thereto. We cannot guarantee the accuracy of any forecasts or estimates, and we are not obligated to update any forward-looking statements if our expectations change. If you would like more information on the risks involved in forward-looking statements, please see the documents we file from time to time with the Securities and Exchange Commission, specifically our most recent Form 10K and Form 10Q.Non-GAAP Financial MeasuresThis presentation and some of our comments may reference non-GAAP financial measures. These non-GAAP financial measures exclude certain income or expense items, and are consistent with another way management internally analyzes our results of operations. Non-GAAP information should be considered to be a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Please see the “Reconciliation of GAAP to Non-GAAP Financial Information” in this presentation.

Q3 2018 Summary

- **Revenue grew 22% Y/Y and 4% Q/Q**
  - High-end IC +94% Y/Y
  - China revenue up 132% Y/Y & 44% Q/Q
  - Revenue to IC captives increased 161% Y/Y
- **Gross and operating margins expanded on high operating leverage and cost containment**
- **Net income attributable to Photronics, Inc. shareholders of $13.0M ($0.18/share)**
- **Cash balance grew to $333M on strong OCF**
- **Launched share buyback program; repurchased 0.8M shares for $6.8M in Q318**
- **China investments on track**
  - Construction to be completed during Q418
  - Tool move-in during Q119

Successfully repositioned the business; China investments driving long-term, profitable growth

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 $M (except EPS)  Q318  Q218  Q/Q  Q317  Y/Y  Revenue  $ 136.4  $ 130.8  4%  $ 111.6  22%  Gross Profit  $ 35.6  $ 32.8  8%  $ 21.7  64%  Gross Margin  26.1%  25.1%  100 bps  19.5%  660 bps  Operating Income  $ 20.4  $ 15.4  33%  $ 5.3  3.9x  Operating Margin  15.0%  11.7%  330 bps  4.7%  1030 bps  Net Income*  $ 13.0  $ 10.7  22%  $ 4.0  3.3x  Diluted EPS*  $ 0.18  $ 0.15  $ 0.03  $ 0.06  $ 0.12  Higher revenue as we achieved growth in both IC & FPDGross margin further improved due to high operating leverageOperating margin increased on lower opexOther income down Q/Q on smaller FX gainLower income tax Q/Q due to $2M one-time tax benefit ($0.01/share)Minority interest increased to $6.8M due to strong earnings from IC JV  Income Statement Summary  4  *Net income attributable to Photronics, Inc. shareholders

 High-end nearly doubled Y/YHigh-end logic growth driven by Asia foundriesMemory demand from Asia continues to be strongChina IC revenue up 3x Y/Y; represents 16% of Q318 IC revenueRevenue to customers with captive mask operations increased 161% Y/YExpect demand trends to continue in Q4High-end logic improvingHigh-end memory flat to upMainstream stable  $M  Q318  Q218  Q/Q  Q317  Y/Y  High-End*  $ 46.1  $ 41.5  11%  $ 23.7  94%  Mainstream  $ 61.2  $ 60.8  1%  $ 61.5  0%  Total  $ 107.2  $ 102.3  5%  $ 85.2  26%  IC Photomask Revenue  5  *28nm and smaller  Total may differ due to rounding

 Repositioning the business for mobile display and China G10.5+High-end AMOLED up 52% sequentiallyMainstream driven by LTPS mobile growthHigh-end down as we pivot away from G8.5China represents 43% of Q318 FPD revenueBegan to generate revenue from new P-800 mask writer; enables us to maintain AMOLED technology leadership  $M  Q318  Q218  Q/Q  Q317  Y/Y  High-End*  $ 17.1  $ 18.2  (6%)  $ 16.8  2%  Mainstream  $ 12.1  $ 10.3  17%   $ 9.7  25%  Total  $ 29.1  $ 28.5  2%  $ 26.4  10%  FPD Photomask Revenue  6  *≥G8 and AMOLED  Total may differ due to rounding

 $M  Q318  Q218  Q317  Cash  $ 333  $ 321  $ 341  Debt  $ 58  $ 59  $ 63  Net Cash*  $ 275  $ 262  $ 277  Operating Cash Flow  $ 49  $ 7  $ 27  Capital Expenditures  $ 20  $ 33  $ 25  LTM EBITDA  $ 153  $ 138  $ 111  Cash balance improved on strong operating cash flow2018 capex now expected to be $135M - $150M (YTD = $64M)Lower than previous guidance as some cash flows moved into Q119Capex for Q119: $135M - $150MRepurchased $6.8M in shares during Q318Received $6M capital contribution from China JV partnerBalance sheet able to fund planned investments and strategic M&A opportunities  Select Financial Data  7  *Net cash defined as cash and cash equivalents less long-term borrowings (including current portion), as reported in accordance with GAAP

Q418 Guidance

Revenue ($M)	$133 - $141
Taxes ($M)	$3.5 - $4.5
EPS	$0.14 - $0.19
Diluted Shares (M)	~75

- **High-end demand expectations are positive**
  - High-end IC logic up on Asia foundry demand
  - High-end IC memory stable to improving
  - High-end FPD mask demand should improve as AMOLED industry supply increases
- **Expect margin headwinds thru H119 as China operations begin to ramp ahead of production in first half of 2019**
  - Expect EPS impact of $0.03 - $0.06 per quarter
  - Plan to be profitable by end of 2019

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PHOTRONICS

Thank you for your interest!  For Additional Information:R. Troy Dewar, CFADirector, Investor Relations203.740.5610tdewar@photronics.com

 Appendix

 IC Photomask Revenue  11  Mainstream$249.9M62%  High-End$151.4M38%  High-End: 28nm and smaller; total may differ due to rounding

 FPD Photomask Revenue  12  Mainstream$39.1M35%  High-End$71.2M65%  High-End: ≥G8 and AMOLED; total may differ due to rounding  Mainstream$32.5M32%  High-End$67.9M68%

 Non-GAAP Reconciliation

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